Exhibit (h) (35)
Amendment to the
Amended and Restated Financial Accounting Services Agreement
     This is an amendment (the “Amendment”) to the Amended and Restated Financial Accounting Services Agreement, dated December 13, 2004 (the “Agreement”) entered into among Calamos Advisors LLC and the parties listed in Schedule I thereto.
     In consideration of the mutual agreements and covenants contained herein, the parties agree to the following amendments to the Agreement:
(1)	Schedule I of the Agreement is hereby deleted and replaced with the attached Schedule I; and

(2)	All other terms of the Agreement shall remain in full force and effect. If the terms of the Agreement and this Amendment conflict, then the terms of the Amendment shall control.
     This Amendment shall be effective as of March 7, 2008.

CALAMOS ADVISORS LLC		CALAMOS INVESTMENT TRUST, on
behalf of itself and each series thereunder

By: Name:	/s/ Nimish S. Bhatt Nimish S. Bhatt	By: Name:	/s/ Stathy Darcy Stathy Darcy
Title:	Senior Vice President,Director of Operations	Title:	Secretary

CALAMOS ADVISORS TRUST, on behalf		CALAMOS CONVERTIBLE
of itself and each series thereunder		OPPORTUNITIES AND INCOME FUND

By:	/s/ Stathy Darcy	By:	/s/ Stathy Darcy

Name:	Stathy Darcy	Name:	Stathy Darcy
Title:	Secretary	Title:	Secretary

CALAMOS CONVERTIBLE AND HIGH INCOME FUND		CALAMOS STRATEGIC TOTAL RETURN FUND

By:	/s/ Stathy Darcy	By:	/s/ Stathy Darcy

Name:	Stathy Darcy	Name:	Stathy Darcy
Title:	Secretary	Title:	Secretary

CALAMOS GLOBAL TOTAL RETURN		CALAMOS GLOBAL DYNAMIC
FUND		INCOME FUND

By:	/s/ Stathy Darcy	By:	/s/ Stathy Darcy

Name:	Stathy Darcy	Name:	Stathy Darcy
Title:	Secretary	Title:	Secretary

SCHEDULE I
Calamos Investment Trust, a Massachusetts business trust
Calamos Convertible Fund
Calamos Growth and Income Fund
Calamos Market Neutral Income Fund
Calamos Growth Fund
Calamos Global Growth and Income Fund
Calamos High Yield Fund
Calamos Value Fund
Calamos Blue Chip Fund
Calamos International Growth Fund
Calamos Multi-Fund Blend
Calamos Global Equity Fund
Calamos Government Money Market Fund
Calamos Total Return Bond Fund
Calamos 130/30 Equity Growth Fund
Calamos New World Growth Fund
Calamos Advisors Trust, a Massachusetts business trust
Calamos Growth and Income Portfolio
Calamos Convertible Opportunities and Income Fund, a Delaware statutory trust
Calamos Convertible and High Income Fund, a Delaware statutory trust
Calamos Strategic Total Return Fund, a Delaware statutory trust
Calamos Global Total Return Fund, a Delaware statutory trust
Calamos Global Dynamic Income Fund, a Delaware statutory trust